                                        NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS
THIRD QUARTER RESULTS

————————————

Third Quarter Highlights Include:

•	Earnings per share of $.22
•	Total assets of $6.2 billion
•	SBA closings up 58% over prior year
•	Efficiency ratio of 41.09%, well below peer

ANN ARBOR, Michigan—October 17, 2006—Republic Bancorp Inc., (NASDAQ: RBNC), today announced net income for the quarter ended September 30, 2006 of $16,208,000, compared to net income of $17,222,000 earned in the third quarter of 2005. Diluted earnings per share were $.22 for the quarter, consistent with the third quarter of 2005. Net income generated returns of 1.03% on average assets and 15.48% on average shareholders’ equity for the quarter ended September 30, 2006.

Net income for the nine months ended September 30, 2006 was $49,021,000, compared to net income of $52,004,000 earned for the same period in 2005. For the nine month period ending September 30, 2006, diluted earnings per share were $.65, compared to $.67 earned in 2005. Annualized returns on average assets and average shareholders’ equity for the first nine months of 2006 were 1.05% and 15.85%, respectively.

“The Company’s solid financial results were driven by our focused business strategies and motivated employees,” commented Dana M. Cluckey, President and Chief Executive Officer. “In addition, our variable cost structure and continued tight control over expenses is reflected in the 8% decrease in noninterest expense compared to the second quarter of 2006. The commercial, retail and mortgage business lines all contributed to our profitability and worked well together to serve our customers. Republic’s service quality and cross-sell results remain strong and we look forward to expanding those opportunities through our merger with Citizens Banking Corporation.”

“We are also proud to be recognized by Working Mother Magazine as one of the ‘100 Best Companies for Working Mothers’ for the sixth year in a row. This ranking is significant to Republic since 75% of our workforce is female and it exemplifies the strong value we place on our exceptional work-life policies and outstanding employee and family benefits programs. By providing flexible solutions to our employees to facilitate their balance of work and home life, they are more focused on providing customer service that exceeds expectations,” added Mr. Cluckey.

The Commercial banking division had commercial loan closings of $117 million during the third quarter of 2006, compared to $122 million in the second quarter of 2006. SBA loan closings were a record $19 million during the third quarter of 2006, compared to $12 million last quarter. The Company’s commercial loan portfolio grew $12 million, or 3% annualized, during the quarter.

Also, during the third quarter of 2006, the Mortgage banking division originated $233 million of single-family residential mortgages. The mortgage loan pipeline of applications in process was $247 million at September 30, 2006, down $53 million from June 30, 2006.

During the third quarter, the Company sold $97 million of fixed-rate mortgages as part of its interest rate risk management. In addition, the Company committed an additional $51 million of fixed-rate loans for sale in the fourth quarter of 2006 and these loans were reclassified as mortgage loans held for sale at September 30, 2006. The Company’s mortgage loan portfolio decreased $163 million during the quarter, due primarily to the loan sales and commitments to sell loans in the fourth quarter of 2006.

The Retail banking division had consumer loan closings, primarily home equity lines of credit and term loans, of $68 million during the third quarter of 2006, compared to $80 million in the second quarter of 2006. The consumer loan portfolio decreased slightly during the quarter as a decline in home equity lines of credit of $24 million exceeded the increase in home equity term loans of $19 million.

Income Statement
Net interest income decreased $2.2 million, or 6%, for the third quarter of 2006 compared to the second quarter of 2006. The decrease was primarily the result of a decline in the net interest margin. For the quarter ended September 30, 2006, the Company’s net interest margin was 2.40%, a decrease of 14 basis points from the quarter ended June 30, 2006.

Total noninterest income was $8.6 million for the quarter ended September 30, 2006, up 8% from the second quarter of 2006. The increase was primarily due to an increase in mortgage banking income. Mortgage banking income for the quarter ended September 30, 2006 was $3.1 million, an increase of 42% from the second quarter of 2006 due primarily to an increase in mortgage loan sales.

Total noninterest expense decreased $1.7 million, or 8%, for the quarter ended September 30, 2006 compared to the second quarter of 2006. The decrease was primarily a result of a decline of $412,000 in salaries and employee benefits and $1.3 million in other noninterest expense. The decrease in other noninterest expense is primarily due to decreases in loan collection expense, outside service fees, director fees and other losses.

The Company’s efficiency ratio for the quarter ended September 30, 2006 was 41.09%, which compares very favorably to peer group.

Asset Quality and Capital
Net charge-offs to total average loans were 11 basis points for the quarter ended September 30, 2006 and remain substantially below the Company’s peer group. Total non-accrual loans increased 10% from June 30, 2006, due to an increase in non-performing commercial loans.

During the quarter ended September 30, 2006, there were no shares repurchased under the Company’s stock repurchase programs. The 2005 and 2006 Stock Repurchase Programs have 2,348,152 shares available for repurchase at September 30, 2006.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At September 30, 2006, the Company’s Total risk-based capital ratio was 12.50% and the Tier 1 leverage ratio was 7.68%.

Citizens Republic Bancorp Update
On June 27, 2006, Citizens Banking Corporation (NASDAQ: symbol CBCF) and Republic Bancorp announced that they have agreed to merge Republic into Citizens to create the new Citizens Republic Bancorp. On August 28, 2006, Citizens filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that included a preliminary joint proxy statement/prospectus. A definitive proxy statement/prospectus is expected to be filed with the SEC and sent to shareholders later this month. Citizens and Republic will each hold a special shareholders’ meeting on November 30, 2006 to approve the issuance of Citizens stock and to approve and adopt the merger agreement, respectively. We currently expect to complete the merger in the fourth quarter of 2006, subject to regulatory and shareholder approvals and other customary closing conditions.

For more information regarding the upcoming merger, see the June 27, 2006 press release and investor presentation and the preliminary joint proxy statement/prospectus, located on the Citizens website at www.citizensonline.com, under the Investor Relations section.

About the Company
Republic Bancorp Inc., with $6.2 billion in assets, is the third largest bank holding company headquartered in Michigan and the 81st largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 88 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the 6th year on FORTUNE’s “100 Best Companies to Work For” list) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the sixth year in a row.

Information about Republic Bancorp Inc.’s financial results and its products and services, including on-line banking and mortgage applications can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3.2% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Additional Information
In connection with the proposed merger, Citizens has filed with the SEC a Registration Statement on Form S-4 that included a preliminary joint proxy statement of Citizens and Republic that also constitutes a prospectus of Citizens. Citizens and Republic will mail the definitive joint proxy statement/prospectus, when it becomes available, to their respective shareholders. Investors and security holders are advised to read the definitive joint proxy statement/prospectus when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus (when available) and other documents filed by Citizens and Republic with the SEC at the SEC’s website at www.sec.gov. Free copies of the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus (when available) and each company’s other filings with the SEC may also be obtained by accessing Citizens’ website at www.citizensonline.com under the Investor Relations section or by accessing Republic’s website at www.republicbancorp.com under the Investor Relations section.

Citizens and Republic and their respective directors, executive officers and other members of their management may be soliciting proxies from their respective shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Citizens’ shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Citizens with the SEC on March 22, 2006, and information concerning persons who may be considered participants in the solicitation of Republic’s shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Republic with the SEC on March 14, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Sept. 30, 2006	June 30, 2006	Dec. 31, 2005	Sept. 30, 2005
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$53,119	$64,019	$52,527	$68,395
Mortgage loans held for sale	107,659	56,127	38,259	91,844
Securities available for sale	896,446	902,926	861,623	831,820
Securities held to maturity (at cost)	207,239	215,230	227,262	237,059
Loans, net of unearned income	4,666,230	4,829,488	4,628,258	4,585,988
Less allowance for loan losses	(44,284)	(43,124)	(42,122)	(41,946)
Net loans	4,621,946	4,786,364	4,586,136	4,544,042
Federal Home Loan Bank stock (at cost)	79,406	80,437	80,525	80,521
Premises and equipment	25,538	26,605	26,586	26,690
Bank owned life insurance	118,423	118,491	116,519	115,498
Other assets	98,472	96,391	92,329	85,613
Total assets	$6,208,248	$6,346,590	$6,081,766	$6,081,482

LIABILITIES
Noninterest-bearing deposits	$267,223	$294,663	$284,932	$295,124
Interest-bearing deposits:
NOW accounts	175,271	180,375	187,190	184,476
Savings and money market accounts	771,625	830,175	932,048	977,221
Retail certificates of deposit	1,204,849	1,191,906	1,102,188	1,049,334
Wholesale deposits	615,851	564,328	636,585	708,452
Total interest-bearing deposits	2,767,596	2,766,784	2,858,011	2,919,483
Total deposits	3,034,819	3,061,447	3,142,943	3,214,607
Federal funds purchased and other short-term borrowings	763,803	643,823	709,300	718,775
Short-term FHLB advances	300,000	500,000	218,000	190,000
Long-term FHLB advances and security repurchase agreements	1,576,439	1,621,467	1,489,432	1,438,302
Accrued expenses and other liabilities	56,208	62,669	67,632	64,570
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,781,269	5,939,406	5,677,307	5,676,254

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 100,000,000 shares
authorized; 74,631,000, 74,451,000, 74,976,000, and 75,309,000 issued and outstanding, respectively	373,156	372,257	374,882	342,315
Capital surplus	34,819	33,777	36,721	34,407
Retained earnings	27,520	19,519	3,114	32,692
Accumulated other comprehensive loss	(8,516)	(18,369)	(10,258)	(4,186)
Total shareholders’ equity	426,979	407,184	404,459	405,228

Total liabilities and shareholders’ equity	$6,208,248	$6,346,590	$6,081,766	$6,081,482

                                                                                                                                                                                                                                     Page 6
REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$81,160	$70,556	$233,524	$202,477
Interest on securities and FHLB stock dividends	13,794	12,795	42,444	37,452
Total interest income	94,954	83,351	275,968	239,929

Interest Expense
Deposits	25,876	19,118	70,038	50,973
Short-term borrowings	15,257	9,147	40,826	23,092
Long-term FHLB advances and security repurchase agreements	17,444	15,931	50,428	47,480
Long-term debt	1,075	1,075	3,225	3,225
Total interest expense	59,652	45,271	164,517	124,770
Net interest income	35,302	38,080	111,451	115,159
Provision for loan losses	2,450	1,400	5,600	4,300
Net interest income after provision for loan losses	32,852	36,680	105,851	110,859

Noninterest Income
Service charges	3,230	3,318	9,538	9,007
Mortgage banking income	3,093	4,760	7,112	13,817
Gain on sale of securities	41	447	109	1,174
Gain on sale of SBA loans	559	628	1,376	1,581
Income from bank owned life insurance	1,023	1,083	2,983	3,176
Other noninterest income	638	775	2,704	2,180
Total noninterest income	8,584	11,011	23,822	30,935

Noninterest Expense
Salaries and employee benefits	10,994	15,337	34,720	41,103
Occupancy expense of premises	2,415	2,603	7,539	7,799
Equipment expense	1,347	1,565	4,200	4,788
Other noninterest expense	3,520	4,393	12,866	14,339
Merger related expense	105	-	105	-
Total noninterest expense	18,381	23,898	59,430	68,029
Income before income taxes	23,055	23,793	70,243	73,765
Provision for income taxes	6,847	6,571	21,222	21,761
Net income	$16,208	$17,222	$49,021	$52,004

Basic earnings per share	$.22	$.23	$.66	$.68
Diluted earnings per share	$.22	$.22	$.65	$.67

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$182	$291	$557	$740
Adjustable rate	51	144	193	449
Total residential mortgage loan closings	$233	$435	$750	$1,189

Conventional loans	$110	$216	$358	$627
Government loans	27	42	71	107
Construction loans	30	56	94	147
Jumbo and other loans	66	121	227	308
Total residential mortgage loan closings	$233	$435	$750	$1,189

Refinances (percent of total)	30%	37%	35%	38%
Mortgage loan sales	$261	$300	$426	$775

Commercial loan closings:
Commercial loans	$117	$198	$360	$498
SBA loans	19	12	42	36
Total commercial loan closings	$136	$210	$402	$534

Consumer loan closings:	$68	$115	$213	$327

Performance Ratios (annualized for the quarter):
Return on average assets	1.03%	1.14%	1.05%	1.16%
Return on average equity	15.48%	16.87%	15.85%	16.88%
Net interest margin	2.40%	2.67%	2.53%	2.73%
Efficiency ratio (1)	41.09%	48.26%	43.13%	46.09%

Per Common Share Data:
Average common shares outstanding - diluted	75,251	76,577	75,305	77,486
Cash dividends declared	$.11	$.10	$.33	$.30
Book value	$5.72	$5.38	$5.72	$5.38
Tangible book value	$5.67	$5.32	$5.67	$5.32

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2006	2006	2005	2005
Capital Ratios:
Shareholders’ equity to assets	6.88%	6.42%	6.65%	6.66%
Tier 1 risk-based capital	11.41%	10.98%	11.24%	11.18%
Total risk-based capital	12.50%	12.03%	12.32%	12.27%
Tier 1 leverage	7.68%	7.52%	7.57%	7.52%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,454	$12	3.53%	$1,125	$9	3.26%
Mortgage loans held for sale	62,634	1,025	6.55	123,039	1,811	5.89
Securities available for sale:
Taxable	681,533	8,566	5.03	620,465	7,142	4.60
Tax-exempt	218,541	2,900	5.26	203,673	2,762	5.38
Securities held to maturity	211,498	2,399	4.54	246,915	2,795	4.53
Portfolio loans:
Commercial loans	1,785,509	34,103	7.47	1,662,161	28,295	6.66
Residential real estate mortgage loans	2,284,742	32,025	5.61	2,138,468	28,017	5.24
Installment loans	715,830	14,007	7.76	752,278	12,433	6.56
Total loans, net of unearned income	4,786,081	80,135	6.63	4,552,907	68,745	5.98
FHLB stock	79,717	805	4.01	80,518	965	4.75
Total interest-earning assets	6,041,458	95,842	6.29	5,828,642	84,229	5.73
Allowance for loan losses	(43,543)			(42,098)
Cash and due from banks	44,338			51,647
Other assets	239,668			212,929
Total assets	$6,281,921			$6,051,120

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$179,763	$379	0.84%	$193,258	$266	0.55%
Savings and money market accounts	797,106	5,019	2.50	998,537	4,738	1.88
Retail certificates of deposit	1,197,760	12,836	4.25	1,031,360	8,693	3.34
Wholesale deposits	590,560	7,642	5.13	584,836	5,421	3.68
Total interest-bearing deposits	2,765,189	25,876	3.71	2,807,991	19,118	2.70
Short-term borrowings	1,159,512	15,257	5.15	1,022,939	9,147	3.50
Long-term FHLB advances and security repurchase agreements	1,577,589	17,444	4.33	1,425,914	15,931	4.37
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,552,290	59,652	4.23	5,306,844	45,271	3.36
Noninterest-bearing deposits	273,060			292,012
Other liabilities	37,865			43,931
Total liabilities	5,863,215			5,642,787
Shareholders’ equity	418,706			408,333
Total liabilities and shareholders’ equity	$6,281,921			$6,051,120

Net interest income/rate spread (FTE)		$36,190	2.06%		$38,958	2.37%

FTE adjustment		$888			$878

Impact of noninterest- bearing sources of funds			0.34%			0.30%

Net interest margin (FTE)			2.40%			2.67%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,120	$34	4.53%	$1,321	$22	2.20%
Mortgage loans held for sale	41,237	1,992	6.44	104,960	4,630	5.88
Securities available for sale:
Taxable	689,243	25,858	5.00	595,373	20,458	4.53
Tax-exempt	218,269	8,661	5.31	209,717	8,543	5.45
Securities held to maturity	218,595	7,606	4.64	246,429	8,457	4.58
Portfolio loans:
Commercial loans	1,761,263	97,818	7.32	1,620,991	78,879	6.42
Residential real estate mortgage loans	2,265,865	93,354	5.49	2,143,661	83,982	5.22
Installment loans	722,374	40,360	7.47	745,385	34,986	6.28
Total loans, net of unearned income	4,749,502	231,532	6.47	4,510,037	197,847	5.83
FHLB stock	80,231	2,903	4.84	80,645	2,646	4.39
Total interest-earning assets	5,998,197	278,586	6.17	5,748,482	242,603	5.60
Allowance for loan losses	(42,989)			(41,950)
Cash and due from banks	43,826			49,922
Other assets	235,414			210,018
Total assets	$6,234,448			$5,966,472

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$181,177	$972	0.72%	$197,853	$718	0.49%
Savings and money market accounts	834,997	14,009	2.24	1,019,600	12,837	1.68
Retail certificates of deposit	1,171,433	34,514	3.94	977,798	23,600	3.23
Wholesale deposits	580,587	20,543	4.73	564,508	13,818	3.27
Total interest-bearing deposits	2,768,194	70,038	3.38	2,759,759	50,973	2.47
Short-term borrowings	1,131,765	40,826	4.76	997,970	23,092	3.05
Long-term FHLB advances and security repurchase agreements	1,559,322	50,428	4.26	1,422,232	47,480	4.40
Long-term debt	50,000	3,225	8.60	50,000	3,225	8.60
Total interest-bearing liabilities	5,509,281	164,517	3.96	5,229,961	124,770	3.16
Noninterest-bearing deposits	269,958			282,875
Other liabilities	42,931			42,783
Total liabilities	5,822,170			5,555,619
Shareholders’ equity	412,278			410,853
Total liabilities and shareholders’ equity	$6,234,448			$5,966,472

Net interest income/rate spread (FTE)		$114,069	2.21%		$117,833	2.44%

FTE adjustment		$2,618			$2,674

Impact of noninterest- bearing sources of funds			0.32%			0.29%

Net interest margin (FTE)			2.53%			2.73%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2006	2006	2005	2005
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$28,588	$28,554	$28,314	$30,390
Commercial real estate mortgage	1,763,161	1,751,263	1,669,556	1,647,460
Total commercial loans	1,791,749	1,779,817	1,697,870	1,677,850
Residential real estate mortgages	2,163,438	2,326,491	2,193,128	2,146,613
Installment loans:
Home equity lines of credit	329,530	353,912	390,373	437,566
Home equity term loans	214,710	195,320	170,352	148,404
Other consumer loans	166,803	173,948	176,535	175,555
Total installment loans	711,043	723,180	737,260	761,525
Total portfolio loans	$4,666,230	$4,829,488	$4,628,258	$4,585,988

Non-Performing Assets:

Non-accrual loans:
Commercial	$42,293	$34,355	$27,344	$24,913
Residential real estate mortgage	16,602	19,273	19,026	13,636
Installment	2,500	2,059	2,413	1,361
Total non-accrual loans	61,395	55,687	48,783	39,910
Other real estate owned:
Commercial	6,431	4,598	8,575	9,089
Residential real estate mortgage	8,146	5,592	3,029	3,331
Installment	890	861	712	687
Total other real estate owned	15,467	11,051	12,316	13,107
Total non-performing assets	$76,862	$66,738	$61,099	$53,017

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$43,124	$42,342	$41,946	$41,871
Loans charged off:
Commercial	164	411	1,387	924
Residential real estate mortgage	593	390	340	577
Installment	748	351	294	345
Total charge-offs	1,505	1,152	2,021	1,846
Recoveries:
Commercial	84	51	334	96
Residential real estate mortgage	-	1	135	219
Installment	131	132	228	206
Total recoveries	215	184	697	521
Net charge-offs	1,290	968	1,324	1,325
Provision charged to expense	2,450	1,750	1,500	1,400
Balance at end of period	$44,284	$43,124	$42,122	$41,946

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2006	2006	2005	2005
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	1.64%	1.38%	1.32%	1.15%
Non-performing assets to total assets	1.24%	1.05%	1.00%	.87%
Allowance for loan losses
to non-performing loans	72.13%	77.44%	86.35%	105.10%
Allowance for loan losses to loans	.95%	.89%	.91%	.91%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.77%	1.72%	1.73%	1.72%
Net charge-offs to average loans: (1)
Commercial loans	.02%	.08%	.25%	.20%
Residential real estate mortgage loans	.10%	.07%	.04%	.07%
Installment loans	.34%	.12%	.03%	.07%
Total loans	.11%	.08%	.11%	.12%

(1)	Quarter-to-date, annualized.